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AGREEMENT FOR CONSULTING SERVICES

        THIS AGREEMENT FOR CONSULTING SERVICES (this "Agreement") is made effective as of April 1, 2002 (the "Effective Date") by and between Inet Technologies, Inc., a Delaware corporation having a principal place of business at 1500 N. Greenville Ave, Richardson, Texas 75081 ("INET"), and Epygi Technologies, Ltd., a Texas limited partnership having a principal place of business at 5040 Addison Circle #225, Addison, Texas 75001 ("CONTRACTOR"). The term CONTRACTOR shall refer to the officers, directors, employees and agents of CONTRACTOR.

WITNESSETH

        WHEREAS, INET desires to retain the services of the CONTRACTOR, and CONTRACTOR agrees to provide such services to INET, subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties agree as follows:

1.
The term for providing services under this Agreement (the "Term") shall be from the date of this Agreement until terminated by either party upon thirty days written notice to the other, which termination shall also terminate all Statements of Work (herein so called) hereunder unless a separate term commitment is set forth therein.

2.
During the Term of this Agreement, CONTRACTOR shall perform services as set forth and more particularly described in a Statement of Work signed by both parties. Such services shall be performed under the direction of the INET Representative whom INET may designate to CONTRACTOR. CONTRACTOR shall perform all services hereunder in accordance with industry standards, observing all milestones and otherwise complying with all quality and other standards as may be determined by INET.

3.
INET agrees to pay the CONTRACTOR in consideration of the services performed hereunder as provided in the Statement of Work. CONTRACTOR shall submit a statement for services performed, with a brief description of the services performed and a listing of the number of CONTRACTOR employees who performed such activities and a listing of each employee's rate. The statement shall be submitted to the INET representative who shall review and approve such statement and submit such statement for prompt payment. Payment terms shall be thirty (30) days from date of invoice.

4.
CONTRACTOR's statement shall also set forth the amount of reimbursable travel and living expenses, if any, and be accompanied by such supporting documentation as INET reasonably requests.

5.
CONTRACTOR and its agents and employees are independent contractors and shall be free to exercise discretion and independent judgment as to the method and means of performance of the services in connection with the assignments made hereunder by INET. Neither CONTRACTOR nor any of its employees are employees of INET and neither shall, by virtue of this Agreement, be entitled to any benefits or privileges provided by INET to its employees. CONTRACTOR shall not represent itself as an agent of INET and may not commit or obligate INET in any way to other parties. CONTRACTOR also agrees that during the Term of this Agreement, CONTRACTOR will not act in any manner which compromises INET or implies INET's endorsement of any product.

6.
In view of the confidential relations contemplated hereunder between CONTRACTOR and INET, and in consideration of the payments to be made to CONTRACTOR as herein set forth, CONTRACTOR and Inet agree that:

a.
all hardware, firmware and software inventions and all technical or business innovations and writings or other works of authorship for INET's products or related technology that are made, created or conceived by CONTRACTOR during the Term of this Agreement (whether or not patentable or copyrightable and whether made solely by CONTRACTOR or jointly with others) in the course of performing the services under this Agreement, or which results from information derived from INET or its employees shall be the exclusive property of INET or its nominees whether or not patented or copyrighted and without regard to any termination of this Agreement;

    i.
    CONTRACTOR hereby assigns to INET all of its rights, title and interest in and to (1) all inventions for INET's products or related technology that are made or conceived by the CONTRACTOR in the course of performing services for INET during the Term of this Agreement whether patentable or not ("Inventions") and (2) any and all patent applications and patents for the Inventions, in any and all countries of the world..

    ii.
    CONTRACTOR hereby assigns to INET all of its rights, title and interest in and to (1) all other works of authorship for INET's products or related technology that are created by the CONTRACTOR in the course of performing services for INET during the Term of this Agreement including, without limitation, computer programs and listings of any type ("Works of Authorship"), and (2) all of its copyrights in the Works of Authorship, in any and all countries of the world. CONTRACTOR further agrees not to assert any moral rights in connection with the Works of Authorship.

  b.
  CONTRACTOR will assist INET and its nominees as reasonably necessary (including, without limitation, by assigning to INET any and all Inventions and Works of Authorship if for any reason this Agreement does not qualify as an assignment of such rights) during and subsequent to the Term of this Agreement (entirely at INET's or its nominees' expense) to obtain for INET's or its nominees' benefit patents, copyright registrations or other forms of legal protection for the Inventions and Works of Authorship in any and all countries of the world, including any perfection of the intellectual property rights as provided for in this Paragraph 6. INET shall promptly reimburse CONTRACTOR for reasonable labor costs incurred by CONTRACTOR to assist INET in obtaining patent, copyright, or other forms of legal protection for INET's intellectual property.

  c.
  CONTRACTOR will make and maintain adequate and current written records of all Inventions and Works of Authorship, in the form of notes, sketches, drawings or reports relating thereto, which records shall be available to INET at all times;

  d.
  except as an authorized representative of INET may otherwise consent in writing, CONTRACTOR will not disclose at any time either during or subsequent to the Term of this Agreement, any information, knowledge or data of INET (or information which INET has received in confidence from a third party) [the terms "confidential information" and "proprietary information" are used interchangeably in this Agreement and refer to INET's confidential information as well as the confidential information received from third parties which INET is obligated to maintain in confidence] which CONTRACTOR may receive, develop or obtain during said Term, relating to inventions, discoveries, formulae, processes, methods, machines, compositions, computer programs, accounting methods, or business plans and information systems, or other proprietary matters, and CONTRACTOR shall not use such confidential information, knowledge or data outside this consultation except as the President and Chief Executive Officer of INET may otherwise consent in writing. The confidentiality obligations provided in this paragraph shall not apply to any information that CONTRACTOR can demonstrate (i) was actually known to CONTRACTOR prior to the execution of this Agreement, or (ii) was properly obtained or evolved by CONTRACTOR independently of such confidential information and apart from performing services for INET under this Agreement, all without breach of any confidential relationship, or (iii) became publicly available without act of CONTRACTOR, or (iv) is independently available to CONTRACTOR from a third party who is not under restriction or duty imposed by INET;

  e.
  all data, computer programs, designs, drawings, blueprints, tracings, plans, layouts and specifications, and any and all other intangible and tangible information or works (written or otherwise), including, but not limited to, any and all written information which may be or has been furnished to CONTRACTOR and that may be produced, prepared, or designed by CONTRACTOR in performing the services under this Agreement (the "Work Product") shall be, become, and remain the exclusive property of INET. CONTRACTOR shall not make copies of any Work Product except to the extent absolutely required to enable CONTRACTOR to perform its services under this Agreement. Upon the termination of this Agreement or upon completion of the services performed hereunder or upon earlier request by INET, any and all Work Product, together with all copies and reprints in CONTRACTOR's possession, custody, or control, shall be promptly transferred and delivered to INET and CONTRACTOR shall thereafter make no further use or utilization, either directly or indirectly, of any Work Product. CONTRACTOR shall certify to INET that its obligations under this paragraph has been complied with;

  f.
  in the conduct of work under this Agreement, CONTRACTOR shall not communicate or otherwise disclose to INET confidential or proprietary information, including trade secrets, of others.

  g.
  INET acknowledges that prior to the date of commencing work for INET, CONTRACTOR developed and acquired and further that CONTRACTOR has continued and will continue to develop or acquire its own proprietary technology unrelated to INET's products or related technology, as well as general experience, skills and knowledge recorded in the unaided memory of its employees ("CONTRACTOR Information"). INET acknowledges and agrees that CONTRACTOR shall at all times own the CONTRACTOR Information and may use and disclose such information in its business so long as the INET confidential and proprietary information is not used or disclosed. The provisions of this paragraph shall survive the termination or expiration of this Agreement.

7.
CONTRACTOR represents and warrants to INET that:

a.
With respect to any information, knowledge or data disclosed by CONTRACTOR to INET in the performance of the Agreement, the CONTRACTOR has the full and unrestricted right to disclose the same; and that INET shall have the unrestricted right anywhere in the world to copy, make, use, have made, sell or license any product based on such disclosed information, knowledge or data; and

b.
CONTRACTOR is free to undertake the services required by this Agreement and that there is no conflict of interest between CONTRACTOR's performance of this Agreement and any obligation CONTRACTOR may have to other parties.

        INET represents and warrants to CONTRACTOR that:

  a.
  The disclosure of any information by INET to CONTRACTOR pursuant to this Agreement does not violate or infringe any rights of any third party; and

  b.
  INET is free to enter into and perform this Agreement in accordance with its terms.

8.
CONTRACTOR agrees to obtain from each and every employee (full and part-time), contract employee (full and part time), agent, officer and director who is employed to assist or is in any way associated with any work to be performed by INET a fully executed confidentiality agreement and assignment of intellectual property rights at least as protective of INET's rights as the provisions by which CONTRACTOR is bound pursuant to this Agreement.

9.
Intentionally deleted.

10.
CONTRACTOR agrees to the following Covenant Not to Compete:

  As an independent covenant and in consideration of the payments which are made by INET, CONTRACTOR agrees that during the Term of this Agreement and for a period of twelve (12) months following the completion of any services performed hereunder, CONTRACTOR will not perform services that are the same as or similar to the services performed by Contractor under this Agreement for any person or entity anywhere in the world. CONTRACTOR agrees that this covenant is proper and necessary inasmuch as INET confidential and proprietary information may be inevitably disclosed to INET's competitors by the performance of the same work for a competitor of INET since such technical information is of a nature that it cannot be readily separated from the application of basic engineering principles.

11.
Except as expressly stated in paragraph 10 above, CONTRACTOR shall not be prohibited from engaging in engineering and design services or from using any basic engineering principles and basic engineering knowledge in the possession of CONTRACTOR.

12.
CONTRACTOR will obtain at its expense all insurance (including, but not limited to, workman's compensation, liability and automobile) necessary or prudent in connection with the services to be performed hereunder, and shall be wholly responsible for the payment of all taxes (including but not limited to social security—employer contribution) due or owing as a result of work performed by employees and contractors of CONTRACTOR. CONTRACTOR shall also be responsible for the appropriate withholding of employee's taxes as required by the governmental taxing authorities and compliance with all other applicable laws. CONTRACTOR agrees to indemnify and hold INET harmless for any willful infringement or misappropriation of any patent or confidential/proprietary information or copyright; provided that CONTRACTOR shall not be obligated to indemnify INET or hold it harmless where such infringement or misappropriation arises solely from the use by CONTRACTOR of information provided by INET. CONTRACTOR further agrees to hold INET harmless from any causes of action that may be brought by any taxing authorities in connection with payment and withholding of taxes.

13.
Nothing in this Agreement shall be construed as creating a license for CONTRACTOR to use the technology, copyrights or INET's Know How or proprietary information in any future work of CONTRACTOR.

14.
This Agreement shall expire at the end of the Term of this Agreement unless it is extended by mutual written agreement of the parties hereto. The provisions of paragraphs 6, 10, 12 and 17 shall survive the termination of this Agreement.

15.
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

16.
The compensation set forth on this Agreement shall be the sole compensation payable to CONTRACTOR by INET for any services rendered hereunder, and no additional compensation or fee shall be payable by INET to CONTRACTOR by reason of any benefit gained by INET directly or indirectly through CONTRACTOR's efforts on Inet's behalf, nor shall INET be liable in any way for any additional compensation or fee unless INET shall have expressly agreed thereto in writing.

17.
CONTRACTOR may disclose that it is providing programming services for INET but shall not (i) disclose the specific nature of the services being performed or (ii) publicly reveal any of the terms and conditions of this Agreement.

18.
This Agreement may not be assigned or transferred without the prior written consent of both parties.

19.
Neither party will actively solicit the other party's employees for employment.

20.
This Agreement shall constitute the sole agreement between the parties hereto with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings relating to the subject matter hereof. No change or amendment of this Agreement shall be binding unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement, in duplicate, by the respective officers thereunto duly authorized, to be effective as of the day and year first written above.

Inet Technologies, Inc.	Epygi Technologies, Ltd.
By: /s/ Jeffrey A. Kupp	By: Epygi Labs GP, LLC, its General Partner
Name Jeffrey A. Kupp	By: /s/ George Saleh
Title VP	Name: George Saleh
Title: VP

Exhibit A
Form of Statement of Work

Statement of Work #
Dated                         , 200
Under the Agreement for Consulting Services dated April 1, 2002

METHOD OF COMPENSATION:

COMMITMENT OF RESOURCES

DESCRIPTION OF WORK TO BE PERFORMED:

Milestones:

Deliverables:

Requirements for Acceptance of Work:

Inet Responsible Person:

STATEMENT OF WORK # AUTHORIZED BY:	ACCEPTED BY:
Inet Technologies, Inc.	Epygi Technologies, Ltd.
By:	By:
Name:	Name:
Title:	Title:

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AGREEMENT FOR CONSULTING SERVICES